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                     CONSENT OF MAYER, BROWN, ROWE & MAW LLP

     We hereby consent to the reference to our firm under the caption "Other Service Providers- Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 62 to the Form N-1A Registration Statement of Morgan Stanley Institutional Fund Trust, File No. 2-89729. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                MAYER, BROWN, ROWE & MAW LLP

New York, NY January 28, 2004